QuickLinks -- Click here to rapidly navigate through this document

Exhibit 23.4

Consent of Independent Registered Public Accounting Firm

        We consent to the incorporation by reference in the Registration Statement on Form S-8 (File No. 333-147027) previously filed by Pzena Investment Management, Inc. of our report dated March 30, 2007 with respect to our audit of the financial statements of Pzena Large Cap Value Fund II as of December 31, 2006 and for the period from August 1, 2006 (Commencement of Operations) to December 31, 2006, which report appears in this Annual Report on Form 10-K for the year ended December 31, 2007 of Pzena Investment Management, Inc.

/s/ J. H. Cohn LLP
Roseland, New Jersey
March 25, 2008

QuickLinks

  Exhibit 23.4
Consent of Independent Registered Public Accounting Firm